EXECUTION COPY

SERVICING AGREEMENT

between

BAYVIEW FINANCIAL, L.P.
as Owner

and

BAYVIEW LOAN SERVICING, LLC
as Servicer

Dated as of October 1, 2005

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

1.1

Certain Defined Terms.

1

1.2

Other Definitional Provisions.

4

ARTICLE II AGREEMENTS OF THE SERVICER

4

2.1

General.

4

2.2

Collection of Mortgage Loan Payments.

5

2.3

Procedure.

6

2.4

Other.

11

2.5

Accounting, Remittances and Trustee Reporting.

13

2.6

Delinquency Control.

14

2.7

Foreclosure.

15

2.8

REO Property.

17

2.9

Books and Records.

18

2.10

Advance of Monthly Payments.

19

2.11

Prepayment Interest Shortfalls.

20

ARTICLE III AGREEMENTS OF BAYVIEW

20

3.1

Documentation.

20

ARTICLE IV COMPENSATION

21

4.1

Servicing Fee.

21

4.2

Solicitation.

21

ARTICLE V TERM AND TERMINATION

21

5.1

Term and Notice.

21

5.2

Termination.

22

5.3

[Reserved].

23

5.4

Reimbursement.

23

5.5

Accounting.

23

ARTICLE VI REPRESENTATIONS, WARRANTIES AND

COVENANTS OF BAYVIEW

23

6.1

Assistance.

23

6.2

Notice of Breach.

23

6.3

Prior Servicing.

24

6.4

Authority.

24

ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE SERVICER

24

7.1

Notice of Breach.

24

7.2

Agency Approvals.

24

7.3

Authority.

24

ARTICLE VIII INDEPENDENCE OF PARTIES;

 INDEMNIFICATION; SURVIVAL

24

8.1

Independence of Parties.

24

8.2

Indemnification.

25

8.3

Indemnification by Bayview.

26

8.4

Procedure for Indemnification.

26

8.5

Survival.

26

8.6

Reporting Requirements of the Commission.

26

ARTICLE IX MISCELLANEOUS

27

9.1

Changes in Practices.

27

9.2

Assignment and Subservicing.

27

9.3

Rights of Master Servicer and Trustee.

28

9.4

Prior Agreements.

29

9.5

Entire Agreement.

29

9.6

Invalidity.

29

9.7

Effect.

29

9.8

Applicable Law.

29

9.9

Notices.

29

9.10

Waivers.

29

9.11

Binding Effect.

30

9.12

Headings.

30

EXHIBITS
EXHIBIT I	Loans to be Serviced
EXHIBIT II	Investor Reports
Default Reports
EXHIBIT III	Commercial Loans
EXHIBIT IV	Bayview Servicing Guidelines
EXHIBIT V	Pooling and Servicing Agreement
EXHIBIT VI	Servicer’s Compliance Certificate

THIS SERVICING AGREEMENT is made as of the 1st day of October, 2005 by and between Bayview Financial, L.P. (“Bayview”), and Bayview Loan Servicing, LLC (herein, the “Servicer”).

RECITALS:

WHEREAS, the Mortgage Loans have been transferred to Wachovia Bank, National Association, as trustee (the “Trustee”) in connection with a securitization transaction pursuant to a pooling and servicing agreement dated as of October 1, 2005  (the “Pooling and Servicing Agreement”), among BFSC, as depositor (the “Depositor”), the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer;” such term shall include its successors and assigns);

WHEREAS, each of Bayview and the Servicer desires that the Servicer perform certain servicing functions on behalf of the Certificateholders, with respect to the Mortgage Loans pursuant to this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1

Certain Defined Terms.

For purposes of this Agreement, each of the following terms shall have the meaning specified with respect thereto.

“Agreement” shall mean this Servicing Agreement as the same may be from time to time amended.

“Ancillary Income” shall include, but not be limited to late fees, late charges, not sufficient funds fees, satisfaction fees, assumption and modification fees and interest on Custodial Accounts.  Ancillary Income shall not include any prepayment premiums or yield maintenance payments.

“Applicable Requirements” shall mean, as of the time of reference, all of the following:  (i) all Mortgage-related obligations of Bayview, including without limitation those contractual obligations of Bayview or the Servicer contained in this Agreement or in the Mortgage documents for which Bayview is responsible; (ii) all applicable Mortgage-related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Bayview or the Servicer; (iii) all applicable Mortgage-related requirements and guidelines of (1) each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction, including without limitation those of FHA, FNMA, HUD and VA, and (2) any private mortgage insurance companies; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and (v) generally accepted servicing customs and practices of the mortgage servicing industry.

“Certificates” shall mean the Bayview Financial Mortgage Pass-Through Certificates, Series 2005-D.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commercial Mortgage Loan” means each Mortgage Loan secured by commercial property (or by mixed residential/commercial or multifamily residential property), as identified on Exhibit III hereto.

“Determination Date” shall mean the 15th day of each month or, if such day is not a Business Day, the immediately preceding Business Day.

“Directly Operate” shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to the tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Servicer shall not be considered to Directly Operate an REO Property solely because the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property or take other activities consistent with Section 1.856-4(b)(5)(iii) of the Treasury Regulations.

“Fannie Mae” or “FNMA” shall mean the Federal National Mortgage Association.

“FHA” shall mean the Federal Housing Administration.

“Final Recovery Determination” shall mean with respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.  The Servicer shall maintain records and furnish to the Master Servicer (no later than the Servicer Remittance Date) a certificate signed by a Servicing Officer of the Servicer, of each Final Recovery Determination.

“Freddie Mac” or “FHLMC” shall mean the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” or “GNMA” shall mean the Government National Mortgage Association.

“HUD” shall mean the U.S. Department of Housing and Urban Development.

“Independent Contractor” shall mean (i) any Person (other than the Servicer) that would be an “independent contractor” within the meaning of Section 856(d)(3) of the Code if the Servicer were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any class, or 35% or more of the aggregate of all classes of the Certificates), so long as the Servicer does not receive or derive any income from such Person and provided that the relationship between such Person and the Servicer is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Servicer has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Servicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Mortgage,” “Mortgage Loans,” “mortgages,” “loan” or “loans” shall mean fixed rate loans, installment sale contracts, security deeds, trust deeds, deeds of trust and related loan documents relating to fixed rate loans which comprise the mortgage loans identified on Exhibit I.

“Mortgagor” or “Mortgagors” shall mean the mortgagors, grantors of installment sale contracts, grantors of security deeds, grantors of trust deeds and deeds of trust, and the grantors of any Mortgages.

“Owner” shall mean Bayview Financial, L.P. and its successors and assigns.

“P & I” shall mean principal and interest.

“Prepayment Interest Shortfall” shall mean, as of any Distribution Date, the excess of (x) the interest portion of the Monthly Payments due on any Mortgage Loans during the related Due Period that were the subject of a Prepayment in Full during the related Prepayment Period over (y) the aggregate amount of interest paid by related Mortgagors in respect of the amounts of such Prepayments in Full and any other amounts allocable to interest received from the Mortgagor that are distributable on such Distribution Date.

“Primary Mortgage Insurance” means any policy of primary mortgage insurance.

“REMIC” shall mean a Real Estate Mortgage Investment Conduit, as defined in the Code.

“Rents from Real Property” shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account” shall have the meaning assigned thereto in Section 2.8(b) hereof.

“REO Disposition” shall mean the final sale of any REO Property.

“REO Imputed Payment” shall mean, as to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, an amount equal to the scheduled Monthly Payment that would have been due on the related Mortgage Loan were such Mortgage Loan still outstanding, after giving effect to any adjustment of the Mortgage Rate, if applicable; provided, however, that the Servicer shall not be obligated to advance any balloon payment that would have been due on the related Mortgage Loan, but shall continue to advance the Monthly Payment in respect thereof in accordance with the amortization schedule of such Mortgage Loan.

“REO Property” shall mean Loan Collateral acquired by the Servicer through foreclosure, deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

“Servicer” shall mean Bayview Loan Servicing, LLC or any successor or permitted assign under the terms of this Agreement.

“Servicer Remittance Date” shall mean the 24th day of each month or, if such day is not a Business Day, the immediately preceding Business Day, commencing in November 2005.

“Servicer’s Compliance Certificate” shall have the meaning assigned thereto in Section 2.5(h) hereof.

“Servicing Fee” shall have the meaning assigned thereto in Section 4.1 hereof.

“Servicing Standard” shall have the meaning assigned thereto in Section 2.1 hereof.

 “T & I” shall mean taxes and insurance.

“VA” shall mean the Veterans Administration.

1.2

Other Definitional Provisions.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement, a copy of which is attached hereto as Exhibit V.

ARTICLE II
AGREEMENTS OF THE SERVICER

2.1

General.

The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee in accordance with Applicable Requirements, the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)

any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

(ii)

the ownership of any Certificates by the Servicer or any Affiliate of the Servicer;

(iii)

the Servicer’s obligation to make Delinquency Advances or Servicing Advances; or

(iv)

the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

The standards set forth in the immediately preceding sentence shall be referred to herein as the “Servicing Standard.”

Notwithstanding anything to the contrary in this Agreement, to the extent that rights and obligations of Bayview hereunder are terminated by the Master Servicer pursuant to Section 5.2, the Servicer shall assume such rights and obligations as if, for such purpose, it were Bayview.

2.2

Collection of Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures for all Mortgage Loans that are consistent with the Servicing Standard.  The Servicer may, consistent with the Servicing Standard, waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is not material and provided that no such action will (A) change the Mortgage Rate on any Mortgage Loan, (B) defer or forgive the payment of principal or interest of any Mortgage Loan, (C) reduce or increase the outstanding principal balance of the Mortgage Loan (except for actual payments of principal) or (D) change the final maturity date of any Mortgage Loan, unless the Servicer has determined, after consultation with its counsel, that such a modification would not be treated as a “substantial modification” that would cause a deemed exchange under Section 1001(a) of the Code or applicable temporary or final regulations thereunder at any time when the Mortgage Loan is held by any REMIC created pursuant to the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, defer or forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the principal balance in final satisfaction of such Mortgage or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).  In addition, if the Mortgage Rate with respect to any Mortgage Loan is subject to adjustment at the option of the holder of the Mortgage Note, the Servicer shall not exercise such option.

2.3

Procedure.

Until the principal and interest of each Mortgage Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to all Applicable Requirements, the Servicer shall:

(a)

Collect applicable payments of principal, interest and applicable deposits for taxes, assessments and other public charges that are generally impounded, hazard insurance premiums, flood insurance premiums as required, FHA insurance or primary mortgage insurance premiums, optional insurance premiums, and all other items, as they become due.

(b)

Accept payments of principal and interest and impound deposits in accordance with the Mortgage Loan instruments.  Deficiencies or excesses in payments or deposits shall be accepted and applied, or accepted and unapplied, or rejected in accordance with the requirements of HUD and VA, with respect to FHA and VA mortgages, respectively, and in accordance with the provisions of conventional mortgage loan instruments with respect to conventional loans.

(c)

Apply all installments and impound deposits collected from the Mortgagor, and maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, impound deposits, advances, and unapplied payments.

(d)

Establish and maintain one or more accounts (collectively, the “Custodial Account”), entitled “Bayview Loan Servicing, LLC, as servicer for Wachovia Bank, National Association, as Trustee for Bayview Financial Mortgage Pass-Through Certificates, Series 2005-D.”  The Custodial Account shall be an Eligible Account.  The Servicer will be required to deposit into the Custodial Account no later than the second Business Day after receipt all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and other withdrawals to the extent permitted by this Agreement and to remit such proceeds to the Master Servicer for deposit in the Collection Account not later than the Servicer Remittance Date.  Funds in the Custodial Account may be invested only in Eligible Investments in accordance with the provisions set forth in Section 2.3(m) hereof.  The Servicer shall give notice to the Master Servicer and the Trustee of the location of the Custodial Account maintained by the Servicer when established and prior to any change thereof.  The Servicer shall, from time to time, make withdrawals from the Custodial Account for any of the following purposes: (i) to remit to the Master Servicer for deposit in the Collection Account in the amounts and in the manner set forth in Section 2.5(a); (ii) to reimburse the Servicer for Delinquency Advances, but only to the extent of amounts received which represent late collections, Insurance Proceeds and Liquidation Proceeds (net of the related Servicing Fees) on Mortgage Loans with respect to which such Delinquency Advances were made; (iii) to pay the Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any late collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan (provided, however, that if, in the good faith business judgment of the Servicer, any unreimbursed Servicing Advance will not be ultimately recoverable from related late collections, Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan (which determination shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer), then withdrawal from the general funds in the Custodial Account, without regard to the limitation set forth above, will be permitted); (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Custodial Account; (v) to pay to the Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be; (vi) to reimburse the Servicer for any Advance previously made which the Servicer has determined to be a Non-Recoverable Advance; (vii) to withdraw any amounts deposited to the Custodial Account in error; and (viii) to clear and terminate the Custodial Account.  Notwithstanding the foregoing, the Servicer shall not withdraw any amounts relating to Servicing Advances that were advanced by Bayview prior to the Cut-off Date (“Owner Advances”), but shall remit such amounts to the Master Servicer pursuant to Section 2.5(a).

(e)

[Reserved].

(f)

Establish and maintain one or more accounts (the “Servicing Accounts”) into which all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained.  The Servicing Accounts shall be Eligible Accounts.  The Servicer shall deposit in the Servicing Accounts on a daily basis, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement.  Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer out of related collections for any advances made pursuant to paragraph (g) (with respect to taxes and assessments) and paragraph (j) (with respect to hazard insurance); (iii) refund to the Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement.  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.  As applicable, the Servicer will determine the amount of deposits to be made by the Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of the escrow/impound account, all in accordance with the Servicing Standard.

The Servicer shall be responsible for monitoring and reconciling the Custodial Account in accordance with industry standards.  The Servicer shall attempt to promptly resolve any discrepancies and shall be responsible for all expenses and consequences for failure to reconcile and resolve such discrepancies.

(g)

Maintain accurate records reflecting the status of taxes, ground rents and other recurring charges generally accepted by the mortgage servicing industry, which would become a lien on the Mortgaged Property.  For all Mortgage Loans providing for the payment to and collection by the Servicer of impound deposits for taxes, ground rents or such other recurring charges, the Servicer shall remit payments for such charges before the later of (i) any penalty date and (ii) 30 days after the servicing transfer of such Mortgage Loan to the Servicer.  The Servicer assumes responsibility for the timely remittance of all such payments and will hold harmless and indemnify Bayview, the Depositor, the Master Servicer and the Trustee from all penalties, loss or damage resulting from the Servicer’s failure to discharge said responsibility subsequent to delivery of servicing to the Servicer.

(h)

In accordance with the standards of the preceding paragraph, advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to paragraph (d).  Servicing Advances incurred by the Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer to the extent described herein.

(i)

Maintain in full force and effect at all times, and comply with the terms of, existing FHA mortgage insurance, VA guarantees or Primary Mortgage Insurance, as applicable, in accordance with the type of Mortgage, and will assume responsibility for the remittance of the premiums thereon.  The Servicer shall maintain any optional insurance as mutually agreed upon between the Servicer and Bayview.  Optional insurance premiums, if any, will be collected monthly and remitted as collected.  Additional set up costs, if any, associated with the optional insurance will be agreed upon between the Servicer and Bayview and will be the responsibility of Bayview.

(j)

Use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgage Loan (other than any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Non-Recoverable Advances) to the extent the Trustee as mortgagee has an insurable interest (A) fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) 100% of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (ii) the outstanding principal balance of the related Mortgage Loan or such other amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed to be a co-insurer, and (B) such other insurance as provided in the related Mortgage Loan.  The Servicer shall maintain fire and hazard insurance from an insurer having a General Policy Rating of “B” or better in Best’s Key Rating Guide (a “Qualified Insurer”) with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) 100% of the then “full replacement cost” of the improvements which are a part of such property or (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Rate and related Servicing Advances.  The Servicer shall maintain, from a Qualified Insurer, with respect to each REO Property such other insurance as provided in the related Mortgage Loan.  The Servicer shall require that all insurance policies required hereunder shall name the Servicer and its successors and assigns as the mortgagee, as loss payee and that all such insurance policies require that 30 days’ notice be given to the Servicer before termination to the extent required by the related Mortgage, Mortgage Note, or other Mortgage Loan documents.

(k)

Deposit into the Custodial Account any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration and repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Mortgage).  It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Mortgagor or to be maintained by the Servicer other than pursuant to the terms of the related Mortgage, Mortgage Note or other Mortgage Loan documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will use its reasonable efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain or will itself obtain (subject to the provisions of this Agreement concerning Non-Recoverable Advances) flood insurance in respect thereof.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program).  If an REO Property is located in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof providing substantially the same coverage as described in the preceding sentences.  If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Servicer shall either (i) immediately deposit into the Custodial Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer’s refusal or inability to pay a claim.  Costs of the Servicer of maintaining insurance policies shall be paid by the Servicer as a Servicing Advance and shall be reimbursable to the Servicer.  The Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

(l)

When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if either (i) the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law (the reasonableness of such belief shall be conclusively established by an Opinion of Counsel, which may be in-house counsel, to the foregoing effect obtained at the expense of the Servicer and delivered to the Trustee and the Master Servicer) or (ii) the Servicer determines that such enforcement would not be in the best economic interest of the Certificateholders.  In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon.  If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note.  The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee a copy of the assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  The Servicer shall be responsible for recording any such assumption or substitution agreements.  In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven.  Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

(m)

Eligible Investments.

(1)

The Servicer may direct any depository institution maintaining the Custodial Account to invest the funds in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement.  All such Eligible Investments shall be held to maturity, unless payable on demand.  Any investment of funds in a Custodial Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee.  The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Custodial Account) over each such investment and the income thereon, and, upon the request of the Trustee or its agent, any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee.  In the event amounts on deposit in a Custodial Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall, at the direction of the Servicer:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder promptly upon determination by the Servicer, or receipt of notice from the Master Servicer, that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in the Custodial Account.

(2)

The Servicer shall deposit in the Custodial Account, from its own funds, the amount of any loss incurred in respect of any such Eligible Investment made with funds in such account immediately upon realization of such loss.

(n)

With respect to a Mortgage Loan that contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms (i) provides that such Mortgage Loan (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in the Trust Fund, and to the extent it has knowledge of such lien or other encumbrance, the Servicer, on behalf of the Trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan to (x) accelerate the payments thereon or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the Servicing Standard.

2.4

Other.

The Servicer shall be responsible for further safeguarding the Trustee’s interest in the property and rights under the Mortgage by:

(a)

Inspecting properties after the Mortgagor is sixty (60) days or more delinquent in the payment of any obligation under the Mortgage, and performing such other inspections as are consistent with the Servicing Standard.

(b)

Securing any property found to be vacant or abandoned, and advising Bayview and the Master Servicer of the status thereof.

(c)

Providing written or electronic notification to Bayview and the Master Servicer within five (5) Business Days of the Servicer’s receipt of notice or other awareness of any liens, bankruptcy, probate proceeding, tax sale, partition, local ordinance violation, condemnation or proceeding in the nature of eminent domain or similar event that would, in the Servicer’s reasonable judgment, impair the Trustee’s interest in the Mortgaged Property; and the Servicer shall take appropriate action to preserve the Trustee’s interest in the Mortgaged Property; with respect to junior liens, unless otherwise requested by the Trustee, the Servicer will not file requests for notification of any action to be taken against the Mortgagor by a senior lien holder under a senior lien and, until the junior lien is delinquent, shall not be required to notify any senior lien holder of the existence of the junior lien.

(d)

Providing written or electronic notification to Bayview and the Master Servicer within five (5) Business Days with respect to requests for partial releases, easements, substitutions, division, subordination, alterations, or waivers of security instrument terms; that would, in the Servicer’s reasonable judgment, impair the Trustee’s interest in the Mortgaged Property.

(e)

Providing written or electronic notification to Bayview and the Master Servicer, within five (5) Business Days of any change in ownership of the Mortgaged Property that would, in the Servicer’s reasonable judgment, impair the Trustee’s interest in such Mortgaged Property; and subject to the Servicing Standard, comply with all instructions from Bayview with respect to the acceleration or modification of the Mortgage Loan; the Servicer will forward all requests for loan assumption to Bayview immediately upon receipt.  The Servicer will provide the initial paperwork necessary to obtain loan assumption information.  This information will be forwarded to Bayview and the Master Servicer for approval and all necessary disclosures.

(f)

Maintaining in force at all times a blanket fidelity bond and a policy of errors and omissions insurance coverage that satisfy Fannie Mae requirements at the Servicer’s sole expense.  Such coverage shall provide Bayview and the Trustee protection in liquidating a Mortgage Loan against any loss that can be attributed to damage to the property from a hazard or peril required to be insured pursuant to this Agreement and that otherwise would be insured but for the Servicer’s negligence in allowing insurance coverage to lapse or failing to keep a sufficient amount of insurance in force.  The Servicer shall provide the Master Servicer with certificates evidencing such coverage.

(g)

Upon notice to the Master Servicer, disbursing insurance loss settlements, including:

(1)

Receiving reports of hazard insurance losses and assuring that proof of loss statements are properly filed;

(2)

Authorizing the restoration and rehabilitation of the damaged property;

(3)

Collecting, endorsing and disbursing the insurance loss proceeds and arranging for progress inspections and payments, if necessary;

(4)

Complying with the Servicing Standards pertaining to settlement of insurance losses; and

(5)

In general, attempting to assure that the priority of the Mortgage is preserved by complying with the Servicing Standard.

(h)

Upon notice to the Master Servicer, processing insurance drafts and loss settlements in the following manner:

(1)

Provided that the Mortgage Loan is current in all respects, the Servicer may endorse and deliver to the Mortgagor without prior inspection of the property and completion of repairs, settlements drafts for losses up to the amount of five thousand dollars ($5,000.00); and

(2)

With respect to settlement drafts for losses in excess of five thousand dollars ($5,000.00), the Servicer shall monitor the progress of the repairs to insure that the property is being restored in a satisfactory manner and will release funds in accordance with completed property inspection reports.

(i)

Notwithstanding anything to the contrary in this Agreement, the Servicer shall take all actions necessary under any applicable, FHA Insurance, VA Guaranty or any other Primary Mortgage Insurance Policy to receive all applicable proceeds from such policies or guaranties.

2.5

Accounting, Remittances and Trustee Reporting.

The Servicer shall:

(a)

On each Servicer Remittance Date, remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the related Determination Date (net of (i) charges against and withdrawals from the Custodial Account permitted pursuant to this Agreement and, (ii) amounts relating to interest accrued and unpaid and principal due and unpaid prior to the Cut-off Date relating to the Mortgage Loans, as reduced by the amount of any forgiveness or reduction of delinquent payments by the Servicer (“Pre-Cut-off Date Amounts”), plus (b) (i) all Delinquency Advances, if any, which the Servicer is required to make pursuant to Section 2.10 and (ii) all Prepayment Interest Shortfall payments which the Servicer is required to make pursuant to Section 2.11 for the related Due Period, minus (c) (i) any amounts attributable to scheduled Monthly Payments of principal and interest received by the Servicer but due on a Due Date or Dates subsequent to the first day of the month in which the Servicer Remittance Date occurs and (ii) any prepayments in full or in part received subsequent to the last day of the month immediately preceding the month in which the Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.  In addition, on each Servicer Remittance Date, the Servicer shall remit to Bayview (i) any Pre-Cut-off Date Amounts collected during the related Due Period and (ii) any prepayment premiums or penalties or yield maintenance amounts collected during the related Due Period.  Notwithstanding the foregoing provisions of this Section 5(a), the Servicer shall not remit to Bayview any Pre-Cut-off Date Amounts relating to any Liquidated Mortgage Loan until all amounts due and owing to the Trust on such Liquidated Mortgage Loan have been remitted to the Master Servicer.

(b)

Not accept any prepayment of any Mortgage Loan except as specified or authorized by the Servicing Standard and by the terms of the Mortgage Loan.

(c)

Upon payment of a Mortgage Loan in full and receipt from the Trustee or its agent of any documents or information necessary to effect such release, have prepared and file any necessary release or satisfaction documents, continue servicing of the loan pending final settlement, and refund any of the Mortgagor deposits.

(d)

Make applicable interest rate adjustments in compliance with the Servicing Standard  and the related Mortgage Note.  The Servicer shall execute and deliver all appropriate notices required by the Servicing Standard and the Mortgage Loan documents including but not by way of limitation, timely notification to the Master Servicer and Bayview, of applicable date and information regarding such interest rate adjustment, and methods of implementation of such interest rate adjustments and of all prepayments of any loan hereunder by the Mortgagor.

(e)

Perform such other customary duties, furnish copies of standard reports and execute such other documents in connection with its duties hereunder as Bayview, the Master Servicer and the Trustee from time to time reasonably may require.  On the 14th day of each month (or the immediately preceding Business Day if the 14th day is not a Business Day) the Servicer shall deliver or cause to be delivered to the Master Servicer and Bayview on computer readable magnetic tape, diskette or other mutually agreeable format a report containing such information with respect to the Mortgage Loans as shall be mutually agreed upon by the Servicer and the Master Servicer including hard copies of the reports described in Exhibit II.

(f)

On or before March 15 of each year, beginning in 2006, annually provide Bayview, the Master Servicer and the Trustee with a Uniform Single Attestation Program audit report from its independent auditors, in a form acceptable to FNMA.

(g)

Deliver to the Master Servicer on or before March 15 of each year, beginning in 2006, an Officer’s Certificate signed by a responsible officer of the Servicer stating that (x) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (y) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

(h)

Deliver to Bayview, the Depositor and the Master Servicer on or before March 15 of each year, beginning in 2006, at its expense, an Officer’s Certificate signed by a responsible officer of the Servicer substantially in the form of Exhibit VI hereto (a “Servicer’s Compliance Certificate”).

(i)

Provide Bayview with copies of any and all audit reports issued for the Trustee.

In the event Bayview, the Master Servicer or the Trustee requests the Servicer to provide special reports or data files or render other related services to either Bayview, the Trustee or any third party, the Servicer shall use its best efforts to provide said reports, data files, or related services.  The Servicer shall thereupon bill the requesting party for the cost of such reports, data files or related services including related delivery costs, in accordance with a separate fee to be determined in advance by Bayview, the Master Servicer or the Trustee, as applicable, and the Servicer.

2.6

Delinquency Control.

The Servicer shall:

(a)

Be responsible for protecting the Trustee’s interest in the Mortgage Loans by dealing quickly and effectively, in accordance with established FNMA, VA or FHA collection guidelines, as applicable, (unless otherwise instructed by Bayview), with the Mortgagors who are delinquent or in default.  The Servicer’s delinquent mortgage servicing program shall include an adequate accounting system which will immediately and positively indicate the existence of delinquent Mortgage Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payments, and a procedure for the individual analysis of distressed or chronically delinquent loans;

(b)

Maintain a collection department and an on-line automated collection system that substantially complies with established FNMA, FHA or VA collection guidelines, as applicable; and

(c)

Provide Bayview and the Master Servicer with a month-end collection and delinquency report identifying and describing the status of any delinquent loans, and from time to time as the need may arise, provide Bayview and the Master Servicer with loan service reports relating to any items of information which the Servicer is otherwise required to provide hereunder, or detailing any matters the Servicer believes should be brought to the special attention of Bayview and the Master Servicer.

2.7

Foreclosure.

(a)

The Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments or for other disposition of such Mortgage Loan.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer.  The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage that is not covered by a hazard insurance policy or other insurance policy, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses and that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds or otherwise.  Any sale of a defaulted Mortgage Loan by the Servicer on behalf of the Trustee shall be effected in the reasonable judgment of the Servicer to maximize Liquidation Proceeds.

As an alternative to foreclosure, the Servicer may sell a defaulted Mortgage Loan if the Servicer determines that such a sale is likely to increase the amount of Liquidation Proceeds, and any such sale of a defaulted Mortgage Loan by the Servicer shall be effected in a manner expected, in the reasonable judgment of the Servicer, to maximize Liquidation Proceeds.

(b)

Notwithstanding the foregoing provisions of this Section 2.7 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, that:

(1)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trustee to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trustee to take such actions with respect to the affected Mortgaged Property.

With respect to each Commercial Loan, the Servicer shall make the determination described above on the basis of a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, without regard to whether the Servicer has received notice or has actual knowledge of the presence of any toxic or hazardous substances on the related Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.7 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 2.3(d).

If the Servicer determines, as described above, that it is in the best economic interest of the Trustee to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trustee.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided herein.

With respect to any commercial property, without regard to whether the Servicer otherwise has notice or knowledge of the presence of any toxic or hazardous substance thereon, the Servicer shall use its reasonable best judgment, subject to the Servicing Standard, in determining whether to obtain an environmental audit report as described above prior to taking any action described in clauses (i) or (ii) of this paragraph (b).

(c)

Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement, the Servicer shall not foreclose upon any Mortgaged Property securing a Mortgage Loan if in the reasonable judgment of the Servicer it would not be in the best economic interests of the Certificateholders to foreclose upon such Mortgaged Property.  In such event, the Servicer will not be required to make any Delinquency Advances, Servicing Advances or any other advances in connection with the Mortgage Loan, and the Servicer will render a Final Recovery Determination in connection with the Mortgage Loan.

2.8

REO Property.

Except to the extent that the Applicable Requirements provide otherwise, the following provisions shall apply to the management and disposition of REO Property:

(a)

The deed or certificate of sale of any REO Property shall be taken in the name of the Servicer on behalf of the Trustee or its nominee or in the name of the Trustee or its nominee, whichever course of action is in the best interest of the Trustee in the reasonable judgment of the Servicer.

(b)

The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee (the “REO Account”), which shall be an Eligible Account.  The Servicer shall be permitted to allow the Custodial Account to serve as the REO Account, subject to separate ledgers for each REO Property.  The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the Trustee.  In connection therewith, the Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation: (i) all insurance premiums due and payable in respect of such REO Property; (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and (iii) all costs and expenses necessary to maintain such REO Property.  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

(d)

Anything to the contrary herein notwithstanding, the Servicer shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made under the Pooling and Servicing Agreement and (b) the Servicer determines that a longer period is necessary for the orderly liquidation of the REO Property.  The Servicer shall use its best efforts to dispose of the REO Property as soon as possible.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Trustee as to the progress being made in selling such REO Property.  The Servicer shall not Directly Operate any REO Property, but shall employ an Independent Contractor to operate REO Property.

Upon request by Bayview or the Trustee, with respect to any REO Property, the Servicer shall obtain broker price opinions from parties selected by the Servicer, and shall solicit, in a commercially reasonable manner, bids for the purchase of such REO Property.

(e)

In addition to the withdrawals permitted under Section 2.3(d), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself for unreimbursed Servicing Advances and Delinquency Advances made in respect of such REO Property or the related Mortgage Loan.  On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Collection Account the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant hereto.

(f)

On or before February 28 of each year, the Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code and a copy thereof shall be sent to the Master Servicer (upon its request), Bayview and the Trustee promptly after the filing thereof.

2.9

Books and Records.

(a)

Upon Bayview’s, the Master Servicer’s or the Trustee’s written request, the Servicer shall furnish a detailed statement of its financial condition, shall give Bayview, the Master Servicer or the Trustee or its authorized representative opportunity upon notice at any time during its normal business hours to examine the Servicer’s books and records and operating procedures, or shall cause a nationally recognized certified public accountant selected and employed by it to provide Bayview and the Master Servicer not later than ninety (90) days after the close of the Servicer’s fiscal year, with a certified statement of the Servicer’s financial condition as of the close of its fiscal year.  The Servicer shall make its servicing personnel available during regular business hours to respond to reasonable inquiries from the Master Servicer or Bayview.  Any additional requests for loan audit or confirmations to be performed by the Servicer’s audit firm on the Mortgage Loans shall be at the sole expense of the requesting party.  The Servicer will keep records in accordance with industry standards pertaining to each Mortgage Loan, and such records shall be the property of the Trustee and upon termination of this Agreement shall be delivered to the Trustee at the Trustee’s expense.

(b)

The Servicer shall provide to Bayview and the Master Servicer, and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations), access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

2.10

Advance of Monthly Payments.

(a)

The amount of Delinquency Advances to be made by the Servicer for any Servicer Remittance Date shall equal the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Payment on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Custodial Account for distribution on such Distribution Date.  For purposes of the preceding sentence, the Monthly Payment on each Balloon Loan with a delinquent balloon payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan.

(b)

On or before noon (New York time) on the Servicer Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to the aggregate amount of Delinquency Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Custodial Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been used by the Servicer in discharge of any such Delinquency Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Delinquency Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties.  Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Delinquency Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be remitted by the Servicer to the Master Servicer pursuant to this Agreement on such Servicer Remittance Date if such amounts held for future distributions had not been so used to make Delinquency Advances.  The Master Servicer will provide notice to the Servicer in the event that the amount remitted by the Servicer to the Master Servicer on such date is less than the Delinquency Advances required to be made by the Servicer for the related Distribution Date.

(c)

The obligation of the Servicer to make such Delinquency Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d)

Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder by the Servicer if such Advance would, if made, constitute a Non-Recoverable Advance.  The determination by the Servicer that it has made a Non-Recoverable Advance or that any proposed Delinquency Advance, if made, would constitute a Non-Recoverable Advance, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Master Servicer, Bayview and the Trustee.

2.11

Prepayment Interest Shortfalls.

On or before noon (New York time) on each Servicer Remittance Date, the Servicer shall deposit in the Collection Account, from its own funds, an amount equal to the aggregate amount of Prepayment Interest Shortfalls with respect to Prepayments in Full received during the related Due Period.

ARTICLE III
AGREEMENTS OF BAYVIEW

3.1

Documentation.

(a)

If applicable, at its sole cost and expense, Bayview shall provide the Servicer with:

(i)

Copies of any documents or records, which are necessary or appropriate for the Servicer to conduct the servicing of the Mortgage Loans;

(ii)

Sufficient data and documentation for each Mortgage Loan submitted hereunder to enable the Servicer to place and continue to service the Mortgage Loan on its computer system; and

(iii)

Prior to the release of good-bye letters, a complete and accurate listing of any Mortgage Loans where the mortgage payment is inclusive of an optional insurance premium.  This list will also provide the name of the insurance company; type of premium coverage; premium amount; and the name and telephone number of the individual at Bayview’s firm or affiliation knowledgeable as to such coverage.

(b)

Bayview shall use its best efforts to cause the prior servicer of each Mortgage Loan to provide the Servicer with:

(i)

Documentation that a hazard insurance policy is in force for each Mortgage Loan delivered to the Servicer for servicing, together with copies of all change of Mortgage Loan notifications submitted to the applicable hazard insurance company;

(ii)

Tax service contracts from an issuer reasonably acceptable to the Servicer.  In lieu thereof, Bayview may provide the Servicer with the requisite fee for the Servicer to acquire such contracts; and

(iii)

Flood contracts from an issuer reasonably acceptable to the Servicer.  In lieu thereof, Bayview may provide the Servicer with the requisite fee for the Servicer to acquire such contracts.

ARTICLE IV
COMPENSATION

4.1

Servicing Fee.

As consideration for servicing the Mortgage Loans, the Servicer shall be paid on each Servicer Remittance Date a monthly service fee (the “Servicing Fee”) equal to the product of (x) the Servicing Fee Rate and (y) the Principal Balance of such Mortgage Loan immediately preceding the Servicer Remittance Date occurring in such month.  The “Servicing Fee Rate” with respect to each Mortgage Loan serviced by the Servicer shall be the per annum rate set forth on the Mortgage Loan Schedule attached as Exhibit I hereto.  The Servicer shall also be entitled to retain any Ancillary Income.

4.2

Solicitation.

The Servicer shall not be entitled to solicit individual Mortgagors for accident, health, life, property and casualty insurance, or any other mortgage-related products or services without the prior consent of Bayview.  Notwithstanding the foregoing, it is understood and agreed that promotions, which are directed to the general public including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, shall not constitute solicitations under this paragraph.

ARTICLE V
TERM AND TERMINATION

5.1

Term and Notice.

The term of this Agreement shall extend to the Termination Date (as defined in Section 10.01 of the Pooling and Servicing Agreement).

At any time during the term hereof, Bayview may, without cause, by forty-five (45) days prior written notice to the Servicer, terminate this Agreement as to all but not less than all Mortgage Loans then being serviced.  Bayview shall reimburse the Servicer and the Master Servicer for the reasonable costs and expenses associated with transfer of the servicing to a successor Servicer.

Appointment of a successor Servicer by Bayview shall be subject to the following conditions:  (i) written confirmation from the Rating Agencies shall have been obtained that appointment of such successor servicer will not result in the reduction or withdrawal of any rating assigned to an outstanding Class of Certificates, (ii) the Master Servicer shall have consented to such appointment and all applicable provisions of the Pooling and Servicing Agreement shall have been complied with, (iii) such successor Servicer shall have entered into a servicing agreement substantially similar to this Agreement.

At any time during the term hereof, the Servicer may, without cause, by one hundred twenty (120) days prior written notice to Bayview, the Master Servicer and the Trustee, terminate this Agreement as to all but not less than all Mortgage Loans then being serviced; provided, however, the Servicer shall continue to service the Mortgage Loans notwithstanding the expiration of such one hundred twenty (120) day period until a successor servicer shall have been appointed in accordance with this Agreement and the Pooling and Servicing Agreement.

5.2

Termination.

In the event of a breach of the Servicer’s obligation to make the remittances required pursuant to Sections 2.5, 2.10 or 2.11, if such breach is not cured within three (3) Business Days after the date such remittance is due, the Master Servicer, on behalf of the Trustee may terminate this Agreement and require the immediate transfer of all Mortgage Loans, Mortgage Loan documents, and data.  In the event of any other material breach of this Agreement by the Servicer, which breach is curable, the Servicer shall have thirty (30) days to cure such breach after written notification is given by Bayview, the Master Servicer or the Trustee, and if such breach is either not cured within the thirty (30) day period, or is a breach of such a type as to be incapable of being cured, the Master Servicer, on behalf of the Trustee, or Bayview may terminate this Agreement upon five (5) days notice, and require the immediate transfer of all Mortgage Loans, Mortgage Loan documents, and data.  Bayview and the Master Servicer shall be entitled to be reimbursed by the Servicer for all costs of collection and all costs related to the transfer of said Mortgage Loans, Mortgage Loan documents and data.

As and if applicable, should the Servicer at any time during the term of this Agreement have its rights to service for FHA, FHLMC, FNMA, GNMA, HUD or VA, suspended or lose any other permits or licenses necessary to carry out its responsibilities under this Agreement, or if the Servicer becomes insolvent, files for bankruptcy, or is placed under conservatorship or receivership, then, and in any of these events, Bayview or the Master Servicer may immediately terminate this Agreement for cause, without any further liability to the Servicer.  Bayview and the Master Servicer shall be entitled to be reimbursed by the Servicer for all costs of collection and all costs related to the transfer of said Mortgage Loans, Mortgage Loan documents and data.

In the event of a material breach of this Agreement by Bayview, which breach is curable, Bayview shall have thirty (30) days to cure such breach after written notification is given by the Master Servicer or the Trustee.  If the breach is either not cured within the thirty (30) day period, or is a breach of such a type as to be incapable of being cured, the Master Servicer, on behalf of the Trustee, may terminate the rights and obligations of Bayview under Article II of this Agreement and under the Pooling and Servicing Agreement (other than Bayview’s indemnification rights pursuant to Section 2.3(g) upon five (5) days notice.

The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach.  Notwithstanding the foregoing, neither party shall be liable to the other for any special, punitive or consequential damages.

5.3

[Reserved].

5.4

Reimbursement.

If terminated without cause pursuant to Section 5.1, upon termination of this Agreement, Bayview shall reimburse the Servicer for all costs reasonably incurred in connection with the return or transfer, as applicable, of any documents relating to the Mortgage Loans then serviced to Bayview, Bayview’s designee, or the Trustee or the Trustee’s designee.  In addition, in connection with any termination or transfer, upon the servicing transfer date, the Servicer shall be entitled to reimbursement by Bayview for all Advances made in accordance with the terms of this Agreement.  In the event that the Servicer does not receive reimbursement for all Advances upon the servicing transfer date, then the Servicer shall be entitled to reimbursement for all Advances in accordance with the terms of this Agreement as recoveries are made in respect of the related Mortgage Loan or, upon the determination by the successor Servicer that Advances in respect of such Mortgage Loan are non-recoverable, from general funds on deposit in the Custodial Account.

5.5

Accounting.

Upon termination of this Agreement, the Servicer will account for and turn over to Bayview, Bayview’s designee, the Master Servicer, the Master Servicer’s designee, or the Trustee or the Trustee’s designee, as applicable, all funds collected hereunder, less the compensation then due the Servicer, and deliver to Bayview, Bayview’s designee, the Master Servicer, the Master Servicer’s designee, the Trustee or the Trustee’s designee, as applicable, all records and documents relating to each Mortgage Loan then serviced and will advise the Mortgagors that their mortgages will henceforth be serviced by Bayview, Bayview’s designee, the Master Servicer, the Master Servicer’s designee, the Trustee or the Trustee’s designee.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BAYVIEW

6.1

Assistance.

Bayview warrants and represents to, and covenants and agrees with the Servicer that, to the extent necessary, Bayview shall cooperate with and assist the Servicer as reasonably requested by the Servicer, in carrying out the Servicer’s covenants, agreements, duties and responsibilities under this Agreement.

6.2

Notice of Breach.

Bayview shall immediately notify the Servicer of any failure or anticipated failure on its part to observe and perform any warranty, representation, covenant or agreement required to be observed or performed by it as a servicer.

6.3

Prior Servicing.

Bayview has caused the Mortgage Loans to be serviced in accordance with the Servicing Standard during the period Bayview owned the Mortgage Loans prior to the assumption of the servicing of the Mortgage Loans by the Servicer pursuant to this Agreement.

6.4

Authority.

Bayview is a duly organized and validly existing limited partnership in good standing under the laws of its state of organization and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of Bayview are duly authorized to do so.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER

Subject to the provisions of Article VIII hereinbelow, the Servicer warrants and represents to, and covenants and agrees with, Bayview as follows:

7.1

Notice of Breach.

The Servicer shall immediately notify Bayview of any failure or anticipated failure on its part to observe and perform any warranty, representation, covenant or agreement required to be observed and performed by it as a Servicer.

7.2

Agency Approvals.

Servicer is an approved servicer for FHA, FHLMC, FNMA, GNMA, HUD and VA, is an FHA Approved Mortgagee and is qualified to own and hold VA Mortgage Loans, and shall maintain such approvals throughout the term of this Agreement.

7.3

Authority.

The Servicer is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and the persons executing this Agreement on behalf of the Servicer are duly authorized so to do; and this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

ARTICLE VIII
INDEPENDENCE OF PARTIES; INDEMNIFICATION; SURVIVAL

8.1

Independence of Parties.

The following terms shall govern the relationship between Bayview and the Servicer:

(a)

The Servicer shall have the status of, and act as, an independent contractor.  Nothing herein contained shall be construed to create a partnership or joint venture between Bayview, the Master Servicer and the Servicer.

(b)

Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the representations and warranties of the Servicer contained in this Agreement shall not be construed as a warranty or guarantee by the Servicer as to future payments by any Mortgagor.

(c)

Anything herein contained in this Article VIII or elsewhere in this Agreement to the contrary notwithstanding, the Servicer shall not be responsible for performance or compliance under any loan repurchase agreements, indemnifications, representations or warranties of an origination nature made by Bayview or any other party to the Trustee.

8.2

Indemnification.

(a)

The Servicer agrees to indemnify, defend, and hold harmless, Bayview, the Master Servicer and the Trustee, their respective officers, employees, agents and directors, and the Trust from any liability, claim, loss, demand, action, damage, assessment, deficiency, tax, cost and expense, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of (i) the Servicer’s failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement and (ii) any material misstatement in (or omission from) any Servicer’s Compliance Certificate.

(b)

The Servicer indemnifies, agrees to defend, and holds harmless Bayview and its respective officers, employees, agents and directors from any liability, claim, loss, demand, action, damage, assessment, deficiency, tax, cost and expense, including reasonable attorney’s fees, directly or indirectly resulting from or arising out of any material misstatement contained in the information regarding the Servicer included in the Prospectus Supplement dated November 8, 2005 or any omission therefrom that renders the statements contained therein misleading.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.  In such event, or if the Servicer deems it necessary to defend any such action, the Servicer shall be entitled to reimbursement from the Custodial Account for the reasonable legal expenses and costs of such action.

In addition, the Servicer, the Trustee and Bayview and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any claim, demand, action or legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the Trust, including, without limitation, servicing of the Mortgage Loans, the REO Property and the costs and expenses (including reasonable attorney’s fees) of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder.

8.3

Indemnification by Bayview.

Bayview indemnifies, agrees to defend, and holds harmless the Servicer and the Trustee from any liability, claim, loss, demand, action, damage, assessment, deficiencies, taxes, costs and expenses, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of Bayview’s failure to observe or perform any or all of Bayview’s covenants, agreements, warranties or representations contained in this Agreement.

8.4

Procedure for Indemnification.

Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to the terms of this Agreement, the party seeking indemnification (the “Indemnitee”) will use its best efforts to notify the other party (the “Indemnitor”) in writing thereof in sufficient time for the Indemnitor to respond to such claim or answer or otherwise plead in such action.  Except to the extent that the Indemnitor is prejudiced thereby, the omission of the Indemnitee to promptly notify the Indemnitor of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith.  If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Indemnitee, the Indemnitor will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee.  After notice from the Indemnitor to the Indemnitee of its election to assume the defense, conduct, or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses consequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof.  The Indemnitee will cooperate with the Indemnitor in connection with any such claim and make its personnel, books and records relevant to the claim available to the Indemnitor.  In the event the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Indemnitee will not settle such claim, demand or assessment without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

8.5

Survival.

The indemnifications, representations and warranties set forth herein shall survive the termination or assignment of this Agreement and the resignation or termination of the Servicer.

8.6

Reporting Requirements of the Commission.

Notwithstanding any other provision of this Agreement, the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission (collectively, “SEC Rules”) and (ii) upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information regarding this Agreement and matters related to the Servicer, including as applicable (by way of example and not limitation), a description of any material litigation or governmental action or proceeding involving the Servicer or its affiliates (collectively, the “Servicer Information”), provided, that such information shall be required to be provided by the Servicer only to the extent that such shall be determined by the Depositor and its counsel to be necessary to comply with any SEC Rules.

ARTICLE IX
MISCELLANEOUS

9.1

Changes in Practices.

The parties hereto acknowledge that the standard practices and procedures of the mortgage servicing industry change or may change over a period of time.  To accommodate these changes, the Servicer may from time to time notify Bayview of such material changes in practices and procedures.

9.2

Assignment and Subservicing.

(a)

This Agreement may not be assigned by the Servicer without the prior written consent of Bayview and the Trustee; provided, however, that this Agreement shall be assumed by (i) any entity into which the Servicer may be merged or consolidated, or any entity succeeding to the business of the Servicer, or (ii) any affiliate of the Servicer, subject in each case only to the requirement that such successor entity shall satisfy all the requirements of this Agreement and the Pooling and Servicing Agreement.

(b)

The Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans in accordance with this Agreement with any institution that is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement.  The Servicer shall be entitled to terminate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and to either directly service the related Mortgage Loans or enter into a subservicing agreement with a successor subservicer which qualifies hereunder.

(c)

Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and primarily liable to Bayview, the Master Servicer, the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a subservicer on behalf of the Servicer.  The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(d)

In the event the Servicer shall for any reason no longer be the Servicer, the successor Servicer, on behalf of Bayview, the Master Servicer and the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each subservicing agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any subservicing agreement in accordance with its terms.  The successor Servicer shall be deemed to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each subservicing agreement to the same extent as if the subservicing agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreements to the extent incurred prior to the replacement of the predecessor Servicer.  The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreements to the assuming party.

(e)

As part of its servicing activities hereunder, the Servicer, for the benefit of Bayview, the Master Servicer, the Trustee and the Certificateholders, shall enforce the obligations of each subservicer under the related subservicing agreement.  Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(f)

Any subservicing agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a subservicer in its capacity as such and not as an originator shall be deemed to be between the subservicer and the Servicer alone and none of the Master Servicer, the Trustee or the Certificateholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the subservicer in its capacity as such except as set forth in Section 9.2(d) above.

9.3

Rights of Master Servicer and Trustee.

The Master Servicer and the Trustee are intended third party beneficiaries of this Agreement and shall have the right to enforce the obligations of the parties hereto, including the right to enforce the obligations of the Servicer hereunder to the extent provided in the Pooling and Servicing Agreement.

9.4

Prior Agreements.

If any provision of this Agreement is inconsistent with any prior Agreements between the parties, oral or written, the terms of this Agreement shall prevail, and after the effective date of this Agreement, the relationship and agreements between Bayview and the Servicer shall be governed in accordance with the terms of this Agreement.

9.5

Entire Agreement.

This Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties.

9.6

Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

9.7

Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until all of the Mortgage Loans referred to herein, including the underlying security, are liquidated completely, unless sooner terminated pursuant to the terms hereof.

9.8

Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9.9

Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given within three (3) Business Days of the delivery or mailing thereof, as the case may be, sent by certified mail, return receipt requested, or by nationally recognized overnight carrier, to the attention of the person named at the address set forth on the signature page hereof.

9.10

Waivers.

Either Bayview or the Servicer may, upon written consent of both parties, by written notice to the other (and with the prior written consent of the Master Servicer):

(a)

Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

(b)

Waive or modify performance of any of the obligations of the other hereunder.

The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

9.11

Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

9.12

Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

Servicer:

BAYVIEW LOAN SERVICING, LLC

By:       /s/ Stuart Waldman

Name:

Stuart Waldman

Title:

Senior Vice President

Address:

4425 Ponce de Leon Blvd., 4th Floor

Coral Gables, Florida 33146

Tax Identification No.:  65-0925973

Owner:

BAYVIEW FINANCIAL, L.P.

By:  BAYVIEW FINANCIAL MANAGEMENT
CORP., its General Partner

By:     /s/ Tom F. Carr

Name:

Tom F. Carr

Title:

Vice President

Address:  4425 Ponce de Leon Blvd., 4th Floor

Coral Gables, Florida 33146

Tax Identification No.:  65-0802021

EXHIBIT I

LOANS TO BE SERVICED

EXHIBIT II

INVESTOR REPORTS

Monthly Cutoffs:

P139  Trial Balance by the Trustee

P185  Interest Accrual

S212  Paid in Advance Remittance Report

S213  Curtailments Made Report

S214  Paid-in-Full Remittance Report

S215  Consolidation of Remittance Reports

S237  Monthly Report of Delinquents

T303  Single Debit Reconciliation (if applicable)

Owner Advances

Pre-Cut-off Date Amounts

GNMA/FNMA Pool Reports:

S540  Pool Reconciliation Errors

T341  Issuers Monthly Summary Report

ZZ46  Report of Pools With Out-of-Balance Conditions

FNMA Laser Reports (A/A, S/A, and S/S):

T653  Loan Activity Report

FHLMC Reports:

S53X  Participation Loans Trial Balance Report

T652-2  Detail of P&I Cash Reconciliation

ZZFM-1  FHLMC Individual Loan Accounting Data Cross Reference

5504

Private Pool Detail Report

Additional Reports Attached Hereto

DATA FIELD REQUIREMENTS

In order to minimize manual input from spreadsheet into the database, data must be submitted in an Excel spreadsheet format or MS Access format with fixed fields name and data type.  We have tried different approaches and created a format we can use to accomplish automatic importing of data.

This disc contains a sample of the Excel spreadsheet and MS Access table which we would like you to use as a template consistently every month when submitting data to us.

Note:  You must have Excel and Access installed on your PC in order to open these files.  Simply locate the listing file and double-click on it.

Table:  Delinquency

Name	Type	Size
Servicer	Number (Double)	8
Investor Loan #	Number (Double)	8
Borrower Name	Text	20
Address	Text	30
State	Text	2
Due Date	Date/Time	8
FC Received	Date/Time	8
File Referred to Atty	Date/Time	8
NOD	Date/Time	8
Complaint Filed	Date/Time	8
Sale Published	Date/Time	8
Target Sale Date	Date/Time	8
Actual Sale Date	Date/Time	8
BK Chapter	Text	8
BK Filed Date	Date/Time	8
Post Petition Due	Date/Time	8
Motion for Relief	Date/Time	8
Lift of Stay	Date/Time	8
RFD	Text	10
Occupant Code	Text	10
Eviction Start Date	Date/Time	8
Eviction Completed Date	Date/Time	8
List Price	Currency	8
List Date	Date/Time	8
Accepted Offer Price	Currency	8
Accepted Offer Date	Date/Time	8
Estimated REO Closing Date	Date/Time	8
Actual REO Sale Date	Date/Time	8

*Items in bold are MANDATORY FIELDS.  We must receive information in those fields every month in order for your file to be accepted.

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust:

Prepared by:

Date:

Phone:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No.
Borrower’s Name:
Property
Address:
Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan	$ (1)
Interest accrued at Net Rate	(2)
Attorney’s Fees	(3)
Taxes	(4)
Property Maintenance	(5)
MI/Hazard Insurance Premiums	(6)
Hazard Loss Expenses	(7)
Accrued Servicing Fees	(8)
Other (itemize)	(9)
$

Total Expenses	$ (10)
Credits:
Escrow Balance	$ (11)
HIP Refund	(12)
Rental Receipts	(13)
Hazard Loss Proceeds	(14)
Primary Mortgage Insurance Proceeds	(15)
Proceeds from Sale of Acquired Property	(16)
Other (itemize)	(17)

Total Credits	$ (18)
Total Realized Loss (or Amount of Gain)	$ (19)

WELLS FARGO BANK, N.A. FORM 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report.  The Servicer will retain the duplicate for its own records.

Due Date

The form will be submitted to the Master Servicer no later than the tenth calendar day of the month after the Mortgage Loan has been liquidated.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.

The actual Unpaid Principal Balance of the Mortgage Loan.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.

Complete as necessary.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.

The total of lines 1 through 9.

Credits

11-17

Complete as necessary.  All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Mortgage Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should input on line 16.

18.

The total of line 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.

The total derived from subtracting line 18 from 10.  If the amount represents a realized gain, show the amount in parenthesis (  ).

DEFAULT REPORTS

Delinquents:

Monthly Summary Delinquent Reports

-By Type of Delinquency

-By Loan Type

-By the Trustee Type

P4DL

List of Delinquent Accounts by the Trustee and the Trustee Loan Number

(Includes Collector Contact Information)

P183

Dollar Volume and Delinquency Report by the Trustee, State (this will be run on request only)

Foreclosure:

S5FT

Foreclosure Trial Balance Report

S58J

Loans in Foreclosure by Processor, State

S5L3

Report of First Legal Action (upon request this report can be tailored to select any critical date in Foreclosure Process)

Bankruptcy:

S2T5

Bankruptcy Trial Balance Report

S2B6

Bankruptcy Post Petition Delinquency Report

S2B3

Bankruptcies With Expected Discharge Dates Less Than Current Date

S2B4

Motion for Relief Follow-Up Report

EXHIBIT III

COMMERCIAL LOANS

EXHIBIT IV

BAYVIEW SERVICING GUIDELINES

Overview: the Servicer and Bayview agree to work jointly in the servicing of certain non-performing assets. With the exception of FHA and VA mortgages which will be serviced completely by the Servicer, all other loans will be identified as either performing or non-performing acquisitions and will be serviced in accordance with the terms of the Servicing Agreement (the “Agreement”) and the Bayview Servicing Guidelines (the “Guide”).  In the event of a conflict between the terms of the Agreement and the Guide, the terms of the Guide shall prevail.

Performing Loans:  With respect to Performing Loans the Servicer shall:

(a)

Send late/reminder notice five (5) days after the due date;

(b)

Add five (5) day late loans to the collectors calling queues;

(c)

Continue calling on all loans with “non-productive” contacts until contact is made;

(d)

Have a “live” collection call with no recordings;

(e)

Have a designated manager to oversee the collection staff and verify that the loans are being collected properly.  The manager will review reports and determine if certain call campaigns are needed to resolve abnormally high delinquency rates. Bayview will provide the manager with direction if there are certain loans or groups of loans that need special attention; and

(f)

Demand Loans on the 60th day of delinquency.

Once a loan acquired as a “performing acquisition” has been demanded, the Servicer shall contact Bayview to obtain approval to proceed with foreclosure; provided, the loan has not reinstated prior to the expiration of the demand period.  Upon referral to foreclosure, the procedures outlined for non-performing loans should be followed.

Non-performing Loans and Servicing Transfers

(a)

Exhibit “A” details the responsibilities of each party with respect to servicing loans acquired as non-performing and the “performing acquisition” loans in foreclosure;

(b)

Exhibit “B” provides the guidelines regarding advances for non-performing loans;

(c)

Exhibit “C” provides the foreclosure timeline standards by state.  Foreclosure fees should not exceed the Agency fee schedule for each state (i.e., the timeline for California is the Fannie Mae standard, therefore foreclosure fees for California should not exceed Fannie Mae’s); and

(d)

Exhibit “D” contains the servicing transfer guidelines for all loans.

EXHIBIT “A”

NON-PERFORMING LOAN SERVICING

Owner	Servicer

When the transaction closes, transmits a data field to the Servicer with the due diligence results.	Receives and loads preliminary data into servicing system. Loans are identified as Bayview non-performing loans.

Coordinates with seller/servicer regarding transfer (i.e.: goodbye letter, timing, etc).

Receives data from prior servicer on the transfer date. the Servicer also:

     1.  Loads Level 1 fields from data transfer (UPB, interest rate, paid to date, etc.); and

     2.  Audits Level 2 fields for any changes.

Approves all holds on referrals to foreclose.	Sets up and releases loans on the system.

Sends out a welcome letter and/or a demand letter if the loan is greater than thirty (30) days delinquent and not in foreclosure or bankruptcy.

Continues collection efforts up to referral of foreclosure.

Loan referred to Foreclosure	Loan referred to Foreclosure

The Asset Manager initiates the calling program.	Requests collateral via Bayview’s collateral management within ten (10) days from the mailing of the demand letter.

The collateral manager coordinates with the lender, Custodian and the Servicer for documents.	Assigns a foreclosure attorney.

The Asset Manager orders an alternative letter to be mailed.	Receives and prepares collateral and foreclosure package or ships collateral directly to attorney.

ONCE A LOAN IS IN FORECLOSURE STATUS BAYVIEW’S FORECLOSURE START LETTER IS MAILED.

Borrower is in Bankruptcy	Borrower is in Bankruptcy

The Asset Manager monitors bankruptcy progress and/or action, notifies the Servicer if action is deemed required, and does the following:	Assigns current attorney to the case if the borrower is in bankruptcy at acquisition, and prior foreclosure action was initiated.

      1.  Responds to bankruptcy processor if workout requested.

      2.  Handles communication with borrower’s attorney during workout negotiations.

      3.  Notifies the Servicer’s bankruptcy processor as to outcome of workout.

4.  Orders updated market value through the Servicer’s contact, if appropriate.

Servicer’s bankruptcy processor handles the file in regards to the standard policies and notifies Bayview’s Asset Manager if a workout is requested.

Notifies Bayview’s Asset Manager when the loan becomes current or the bankruptcy is terminated.  If the loan is not in foreclosure Bayview’s demand letter should be mailed.  If the loan is in foreclosure, the foreclosure action is continued and the bankruptcy processor notifies the foreclosure processor.

Servicer completes monthly property inspections.

Foreclosure process	Foreclosure process

Bayview’s Asset Manager continues the calling program.	The Foreclosure processor works the file to ensure that Bayview’s timeline and cost standards are achieved.

The Asset Manager sends correspondence to borrowers on a minimum thirty (30) day basis.	The Foreclosure processor notifies Bayview’s Asset Manager on any and all-potential problems resulting in delays and/or holds.

The Asset Manager prepares and submits foreclosure bid within three (3) days. The foreclosure bid is subject to change up to the actual bid date.	Requests the foreclosure bid 30 days prior to sale date.

The Asset Manager is responsible for notifying the Servicer if the foreclosure hold is required due to a pending workout, bankruptcy filing, or litigation.	Requests approval from Bayview’s Asset Manager for all tax advances.

The Asset Manager deals directly with the foreclosure attorney on workouts, directs the preparation of documents, reviews documents, and approves and instructs on execution of documents.  During this process, the Asset Manager coordinates with the Servicer’s foreclosure processor on status of account.

Servicer completes monthly property inspections.

The Asset Manager prepares workout documents such as forbearance plans, discount/total debt payoff letters, loan sale letter, etc., and forwards them to borrower.  Upon completion Bayview forwards to them the Servicer’s contact and makes a comment on the servicing system.

The Foreclosure processor follows-up to ensure receipt of money.

The Asset Manager monitors the receipt of money from all resolutions.

The Asset Manager approves and/or denies the tax payment.

The Asset Manager orders updated market value, as appropriate.

The Asset Manager notifies the Servicer’s contact for property preservation action, etc.

Foreclosure Hold	Foreclosure Hold

The Asset Manager and attorney work with foreclosure attorney to resolve the issue. The Asset Manager notifies the Servicer’s foreclosure processor when the issue is resolved.	The Foreclosure processor awaits notice from Bayview that the action is complete.

REO	REO

Bayview monitors the eviction, assigns a broker, orders repair bids, handles all aspects of REO liquidation, requests advances for repairs, notifies the Servicer of the pending sale, and ensures that all funds are received and that the settlement is processed at the Servicer’s.

Servicer’s Eviction specialist handles eviction until complete, notifies Bayview’s Asset Manager upon eviction, processes advances for repairs, keeps the asset on the system until settlement, and pays taxes upon approval by Bayview’s Asset Manager.

EXHIBIT “B”

ADVANCES ON NON-PERFORMING ASSETS

Bayview shall approve:

FOR LOANS IN FORECLOSURE

Payment of real estate tax advances.

Fees for litigated/contested foreclosures.

Property preservation expenses greater than $500.00.

Payment of co-op maintenance/association fees.

Payment of IRS or other liens.

FOR LOANS IN BANKRUPTCY

Fees for litigated/contested files and other non-standard bankruptcy costs.

Payment of back taxes prior to the bankruptcy filing.

Payment of co-op maintenance/association fees.

Property preservation expenses greater than $500.00.

Payment of IRS or other liens.

FOR REO PROPERTIES

Litigation fees for evictions or other non-standard attorney fees.

All repairs to the property.

Cash for keys.

Payment of real estate tax advances.

Payment of condo minimum and co-op maintenance/association fees.

Payment of hazard, flood and primary mortgage insurance premiums.

Payment of advances to pay off other liens.

FOR ALL SECOND LIENS

Payment of all other advances.

***BAYVIEW MUST approve all second liens that are scheduled for foreclosure prior to the files being sent to a foreclosure attorney.

Second liens in bankruptcy and foreclosure.

EXHIBIT “C”

STATE FORECLOSURE STANDARDS

State	Foreclosure Timeframe (in Days)	Agency Standard
AL	57	FREDDIE
AK	120	FANNIE
AR	75	FREDDIE
AZ	120	FANNIE
CA	120	FANNIE
CO	125	FREDDIE
CT	151	FREDDIE
DC	98	FREDDIE
DE	210	FANNIE
FL	192	FREDDIE
GA	62	FREDDIE
HI	167	FREDDIE
ID	146	FREDDIE
IL	300	FREDDIE
IN	187	FREDDIE
IA	210	FANNIE
KS	120	FANNIE
KY	138	FREDDIE
LA	180	FANNIE
MA	150	FANNIE
MD	101	FREDDIE
ME	300	FANNIE
MI	70	FREDDIE
MN	89	FREDDIE
MO	55	FREDDIE
MS	79	FREDDIE
MT	142	FREDDIE
NC	108	FREDDIE
ND	120	FANNIE
NE	120	FANNIE
NH	70	FREDDIE
NJ	290	FANNIE
NM	150	FANNIE
NV	120	FANNIE
NY	290	FANNIE
OH	227	FREDDIE
OK	150	FANNIE
OR	150	FANNIE
PA	270	FANNIE
PR	360	FANNIE
RI	90	FANNIE
SC	180	FANNIE
SD	120	FANNIE
TN	67	FREDDIE
TX	58	FREDDIE
UT	138	FREDDIE
VA	82	FREDDIE
VT	233	FREDDIE
WA	150	FANNIE
WI	305	FANNIE
WV	100	FREDDIE
WY	90	FANNIE

EXHIBIT “D”

SERVICING TRANSFER REQUIREMENTS

Bayview Servicing Transfer Coordinators monitor the transfer process through loan set-up.  They act in the capacity of liaison between the prior servicer and the Servicer to ensure loans transfer timely and are set-up accurately.

Servicer shall:

1.

Work with Bayview Servicing Transfer Coordinators to actively pursue any and all documents, reports, notices, account balances, correspondence, servicing files and records, or any other files and data held by prior servicers that are necessary to properly set-up and service the accounts.

2.

Ensure that loans are set-up and ready for servicing on the Servicer’s servicing system within three days of the transfer date.

3.

Track corporate and escrow advances made by prior servicers which are not paid by the Servicer at the transfer date.  No payments may be made to prior services for escrow advances without the prior written approval of Bayview.

4.

Provide the Mortgagors with payment information and coupons within five days of the transfer date.

5.

Place welcome calls to new Mortgagors within three days of the transfer date.

6.

Provide Bayview Financial with the following reports:

(a)

Trial Balance Report the day following loan set-up to include:  Bayview Acct. No., the Servicer Acct. No., Borrower Name, Seller Name, UPB, Due Date, P&I payment, Interest Rate, as well as, escrow balances.

(b)

Exception Report the day following loan set-up identifying set-up errors, amortization errors, missing information, etc.

(c)

Welcome Call Report every Monday to include BV Acct. No., the Servicer Acct. No., Borrower Name, Seller Name, transfer date, set-up date, contacts made, contacts attempted, payments sent to prior servicers, address changes, and other servicing related issues.

(d)

Unidentified Payment Listing every Monday to include name, address and dollar amount on payment item, date received, remittance type (money order, cashiers check or personal check)

(e)

Suspense Report every Monday to include BV Acct. No., the Servicer Acct. No., Borrower Name, Dollar Amount of Suspense Item, and possible reason.

EXHIBIT V

POOLING AND SERVICING AGREEMENT

[See Tab #45]

EXHIBIT VI

SERVICER’S COMPLIANCE CERTIFICATE

Bayview Financial Securities Company, LLC

4425 Ponce de Leon Boulevard

4th Floor

Coral Gables, Florida 33146

Attention:  Bayview 2005-D

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Master Servicing Department, Bayview 2005-D

Reference is made to the Servicing Agreement dated as of October 1, 2005 (the “Agreement”), by and between Bayview Loan Servicing, LLC, as servicer (the “Servicer”) and Wachovia Bank, National Association, as trustee (the “Trustee”).  I, [identify the certifying individual], a [TITLE] of the Servicer, hereby certify to Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and Bayview Financial Securities Company, LLC, as depositor (the “Depositor”), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

I have reviewed the information required to be delivered to the Depositor and the Master Servicer pursuant to the Agreement (the “Servicing Information”).

2.

Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement

3.

Based on my knowledge, the Servicing Information does not contain any material untrue information or omit to state information necessary to make the Servicing Information, in light of the circumstances under which such information was provided, not misleading as of the date of this certification;

4.

I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants’ report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, as of the date of this certification, fulfilled its obligations under the Agreement.

Very truly yours,

By:

      Name:

      Title:

      Date: